UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF
THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE
COMPANY THAT (A) THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES
(I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.


                        GLOBAL MARINE INC.
       ZERO COUPON CONVERTIBLE DEBENTURES DUE JUNE 23, 2020

Issue Date: June 23, 2000                 Maturity: June 23, 2020

Principal Amount at Maturity:                  CUSIP: 379352 AM 9

Original Issue Discount: $500.40             Issue Price: $499.60
(per $1,000 Principal Amount)       (per $1,000 Principal Amount)

Registered: No. R-1

     Global Marine Inc., a Delaware corporation (the "Company", which term includes any successor Person under the indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of __________________ DOLLARS ($___________) (or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security) on June 23, 2020. The principal of this Security shall not bear interest, except in the case of default in payment of principal upon acceleration, redemption or maturity or as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

     Payment of the principal of and interest, if any, on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company, payment of interest, if any, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Payments in respect of this Security shall be made by transfer of immediately available funds to the account specified by the Holder.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its authorized officers and its corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon.

Dated: June 23, 2000
[SEAL]
                                     GLOBAL MARINE INC.

                                     By:   /s/W. Matt Ralls
                                           W. Matt Ralls
                                           Senior Vice President,
                                           Chief Financial Officer
                                           and Treasurer


                                      By:  /s/ Alexander A. Krezel
                                           Alexander A. Krezel
                                           Corporate Secretary


             TRUSTEE'S CERTIFICATE OF AUTHENTICATION


   This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                     WILMINGTON TRUST COMPANY, as
                                     Trustee



                                     /s/ David A. Vanaskey, Jr.
                                     David A. Vanaskey, Jr.




Date of Authentication: June 23, 2000


                        GLOBAL MARINE INC.

       ZERO COUPON CONVERTIBLE DEBENTURE DUE JUNE 23, 2020

     This Security is one of a duly authorized issue of senior securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of September 1, 1997, as amended by the First Supplemental Indenture thereto, dated as of June 23, 2000 (as so amended, herein called the "Indenture"), between the Company and Wilmington Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount at maturity to $600,000,000; PROVIDED, HOWEVER, that in the event the Company sells any Securities pursuant to the Option granted to the Initial Purchaser pursuant to Section 3 of the Purchase Agreement, the Securities shall be limited in aggregate principal amount at maturity to up to $660,000,000.

INTEREST

     This Security shall not bear interest, except as specified in this paragraph or as described under "Tax Event". If the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price as described under "Optional Redemption", upon the date set for payment of the Change in Control Purchase Price pursuant to "Purchase of Securities at Option of Holder Upon a Change in Control", upon the date set for payment of the Repurchase Price under "Repurchase by the Company at the Option of the Holder" or upon the Stated Maturity of this Security) or if interest due hereon, if any (or any portion of such interest), is not paid when due, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 3.5% per annum, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable as set forth in the Indenture. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount. Original Issue Discount (the difference between the Issue Price and the Principal Amount of the Security), in the period during which a Security remains outstanding, shall accrue at 3.5% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Security.

OPTIONAL REDEMPTION

     No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Price set forth below, on or after June 23, 2005.

     The table below shows Redemption Prices of a Security per $1,000 Principal Amount on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated through each such date. The Redemption Price of a Security redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the immediately preceding date in the table.

                              (1)                  (2)                   (3)
                         Debenture Issue      Accrued Orginal      Redemption Price
   Redemption Price           Price            Issue Discount          (1)+(2)
------------------------ ---------------      ---------------      -----------------
June 23, 2005              $ 499.60              $  94.65               $594.25
June 23, 2006                499.60                115.63                615.23
June 23, 2007                499.60                137.35                636.95
June 23, 2008                499.60                159.84                659.44
June 23, 2009                499.60                183.12                682.72
June 23, 2010                499.60                207.22                706.82
June 23, 2011                499.60                232.18                731.78
June 23, 2012                499.60                258.02                757.62
June 23, 2013                499.60                284.76                784.36
June 23, 2014                499.60                312.46                812.06
June 23, 2015                499.60                341.13                840.73
June 23, 2016                499.60                370.81                870.41
June 23, 2017                499.60                401.54                901.14
June 23, 2018                499.60                433.36                932.96
June 23, 2019                499.60                466.30                965.90
At stated maturity           499.65                500.40              1,000.00


     If converted to an interest-bearing debenture following the occurrence of a Tax Event, this Security will be redeemable at the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion to the Redemption Date; but in no event will this Security be redeemable before June 23, 2005.

     If the Company redeems less than all of the outstanding Securities, the Trustee will select the Securities to be redeemed
(i) by lot; (ii) pro rata; or (iii) by another method the Trustee considers fair and appropriate. If the Trustee selects a portion of a Holder's Securities for partial redemption and the Holder converts a portion of the same Securities, the converted portion will be deemed to be from the portion selected for redemption.

NOTICE OF REDEMPTION

     Notice of redemption will be mailed by first-class mail at least 15 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 Principal Amount may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, Original Issue Discount (or interest, if the Security is converted to an interest-bearing debenture) ceases to accrue on Securities or portions thereof called for redemption.

PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A CHANGE IN CONTROL

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the Principal Amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the date that is 35 Business Days after the occurrence of a Change in Control, at a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount through the Change in Control Purchase Date. The Holder shall have the right to withdraw any Change in Control Purchase Notice (in whole or in a portion thereof that is $1,000 Principal Amount or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day prior to the Change in Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture. If prior to a Change in Control Purchase Date this Security has been converted to an interest-bearing debenture following the occurrence of a Tax Event, the Change in Control Purchase Price shall be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Change in Control Purchase Date.

CONVERSION

     A Holder of a Security may convert the Security into shares of Common Stock at any time until the close of business on the Business Day prior to the Stated Maturity; PROVIDED, HOWEVER, that if the Security is called for redemption, the conversion right will terminate at the close of business on the Business Day immediately preceding the Redemption Date for such Security or such earlier date as the Holder presents such Security for redemption (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed). A Security in respect of which a Holder has delivered a Repurchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. The initial Conversion Rate is 12.2182 shares of Common Stock per $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

     In the event the Company exercises its option pursuant to
Section 14.01 of the Indenture to have interest in lieu of Original Issue Discount accrue on the Security following a Tax Event, the Holder will be entitled on conversion to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option. If the Company exercises such option, Securities surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business of such Interest Payment Date (except Securities or portions of Securities to be redeemed on a Redemption Date occurring during the period from the close of business on a Regular Record Date and ending on the opening of business on the first Business Day after the next Interest Payment Date, or if this Interest Payment Date is not a Business Day, the second Business Day after the Interest Payment Date) must be accompanied by payment from the Holder of an amount equal to the interest thereon that the registered Holder is to receive from the Company on such Interest Payment Date. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.
A Holder may convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, that portion of accrued Original Issue Discount (and interest if the Security is converted to an interest-bearing debenture) attributable to the period from the Issue Date (or, in the case of interest, if the Company has exercised the option referred to in "Tax Event", the later of (x) the date of such exercise and (y) the date on which interest was last paid) through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (and interest, if the Company has exercised its option provided for in "Tax Event") accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

     No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the closing price of the Common Stock on the Trading Day immediately prior to the Conversion Date.

     To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents (including any certification that may be required under applicable law) if required by the Conversion Agent, and (d) pay any transfer or similar tax, if required.

REPURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER

     Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Repurchase Dates and at the following Repurchase Prices per $1,000 Principal Amount, upon delivery of a Repurchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on such Repurchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

            Repurchase Date           Repurchase Price
            ---------------           ----------------

             June 23, 2005                 $594.25
             June 23, 2010                 $706.82
             June 23, 2015                 $840.73

     The Repurchase Price (equal to the Issue Price plus accrued
Original Issue Discount through the Repurchase Date) may be paid, at the option of the Company, in cash or by the issuance of Common Stock (as provided in the Indenture), or in any combination thereof.

     If prior to a Repurchase Date this Security has been converted to an interest-bearing debenture following the occurrence of a Tax Event, the Repurchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Repurchase Date.

     Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the Repurchase Date in accordance with the provisions of the Indenture.

     If cash (and/or securities if permitted under the Indenture) sufficient to pay the Repurchase Price of all Securities or portions thereof to be purchased as of the Repurchase Date, is deposited with the Paying Agent on the Business Day following the Repurchase Date, such Securities shall cease to be outstanding, Original Issue Discount (or interest, if this Security has been converted to an interest-bearing debenture following the occurrence of a Tax Event) ceases to accrue on such Securities (or portions thereof) immediately after such Repurchase Date, and the Holder thereof shall have no other rights as such (other than the right to receive the Repurchase Price upon surrender of such Security).

TAX EVENT

     From and after the date (the "Option Exercise Date") that is the later of (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises such option, at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at the rate of 3.5% per annum on a Principal Amount per Security (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued through the Option Exercise Date and shall be payable semiannually on June 23 and December 23 of each year (each an "Interest Payment Date") to holders of record at the close of business on June 8 or December 8 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

     Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date.

     Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in
Section 2.14 of the Indenture.

CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION

     Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Paying Agent in trust for such Holders.

TRANSFER

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration or transfer at the office or agency in a Place of Payment for Securities of this series, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of any authorized denominations and for the same aggregate principal amount, executed by the Company and authenticated and delivered by the Trustee, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the face of this Security, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee or any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions and limitations, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities of all series of Securities affected by such amendment or supplement (acting as one class), and any existing or past Default or Event of Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal of or interest on the Securities) by the Holders of at least a majority in principal amount of the then outstanding Securities of any series or of all series (acting as one class) in accordance with the terms of the Indenture. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities or waive any provision of either, to cure any ambiguity, omission, defect or inconsistency; to comply with the provisions of the Indenture relating to merger, consolidation and certain other transactions; to provide for uncertificated Securities in addition to or in place of certificated Securities; to provide any security for the Securities or to add guarantees of the Securities; to comply with any requirement in order to effect or maintain the qualification of the Indenture under the TIA; to add to the covenants of the Company for the benefit of the Holders of the Securities, or to surrender any right or power conferred by the Indenture upon the Company; to add any additional Events of Default with respect to all or any series of the Debt Securities; to change or eliminate any of the provisions of the Indenture, PROVIDED that no Security is adversely affected in any material respect; to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Securities pursuant to the Indenture; to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture; or to make provision with respect to the conversion rights of this Security pursuant to the requirements of Article XI of the Indenture.

     The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date fixed in accordance with the terms of the Indenture.

     Without the consent of each Holder affected, the Company may not (i) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Security, (iii) reduce the principal of or premium on, or change the Stated Maturity of, any Security, (iv) reduce the premium, if any, payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed,
(v) change the coin or currency in which any Security or any premium or interest with respect thereto are payable, (vi) impair the right to institute suit for the enforcement of any payment of principal of or premium (if any) or interest on any Security, (vii) make any change in the percentage of principal amount of Securities necessary to waive compliance with certain provisions of the Indenture, (viii) waive a continuing Default or Event of Default in the payment of principal of or premium (if any) or interest on the Securities, or (ix) adversely affect the right to convert this Security as provided in Article XI of the Indenture, or adversely affect the right to require the Company to repurchase this Security as provided in Article XII of the Indenture.

     A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Securities under the Indenture, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Securities of any other series.

SUCCESSOR PERSON

     When a successor person assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor person will (except in certain circumstances specified in the Indenture) be released from those obligations.

DEFAULTS AND REMEDIES

     Events of Default are defined in the Indenture and generally include: (i) default by the Company for 30 days in payment of any interest on the Securities of this series; (ii) default in payment of the Principal Amount (or, if the Securities of this series have been converted to semiannual coupon debentures following a Tax Event, the Restated Principal Amount), the Issue Price plus accrued Original Issue Discount, the Redemption Price, Repurchase Price or Change in Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable; (iii) default by the Company in compliance with any of its other covenants or agreements in, or provisions of, the Securities or in the Indenture which shall not have been remedied within 90 days after written notice by the Trustee or by the holders of at least 25% in principal amount of the Securities of the relevant series then outstanding (or, in the event that other Securities issued under the Indenture are also affected by the default, then 25% in principal amount of all outstanding Securities so affected); or
(iv) certain events involving bankruptcy, insolvency or reorganization of the Company. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities of the series affected by such default (or, in the case of an Event of Default described in clause (iii) above, if outstanding Securities of other series are affected by such Default, then at least 25% in principal amount of the then outstanding Securities so affected), may declare the principal of and interest on all the Securities to be immediately due and payable, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company, all outstanding Securities become due and payable immediately without further action or notice. The portion of the Principal Amount of each Security of this series that shall become due upon the acceleration or upon such events of bankruptcy, insolvency or reorganization of the Company is equal to the Issue Price plus accrued Original Issue Discount on such Security or, if such Security has been converted to an interest bearing debenture, the Restated Principal Amount plus accrued and unpaid interest from the date of conversion. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities of this series (or all affected Securities) may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

DISCHARGE PRIOR TO MATURITY

     The Indenture with respect to the Securities shall be discharged and canceled upon the payment of all of the Securities and shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of funds or U.S. Government
Obligations sufficient for such payment.

NO RECOURSE AGAINST OTHERS

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

AUTHENTICATION

     This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

INDENTURE TO CONTROL; GOVERNING LAW

     In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control.

     THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

ABBREVIATIONS AND DEFINITIONS

     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common),

CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

     All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.


                        CONVERSION NOTICE

     To convert this Security into Common Stock of the Company, check the box: ( )

     To convert only part of this Security, state the Principal
Amount to be converted (must be $1,000 or a multiple of $1,000):
$______________.

     If you want the stock certificate made out in another person's name, fill in the form below:
        __________________________________________________
        (Insert other person's soc. sec. or tax I.D. no.)

    __________________________________________________________
    (Print or type other person's name, address and zip code)

Your Signature:  ______________________________  Date: ______________
(Sign exactly as your name appears on the other side of this Security)

Signature guaranteed by:


  By: _____________________________





____________________
The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP);
(iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.



     OPTION OF HOLDER TO ELECT PURCHASE ON CHANGE IN CONTROL

     If you want to elect to have this Security purchased, in whole or in part, by the Company pursuant to Section 13.01 of the Indenture, check the following box: ( )

     If you want to have only part of this Security purchased by the Company pursuant to Section 13.01 of the Indenture, state the Principal Amount you want to be purchased (must be $1,000 or a multiple of $1,000): $________________


Your Signature: _____________________________  Date: ________________
(Sign exactly as your name appears on the other side of this Security)

Signature guaranteed by: _________________________


By: ____________________________









____________________
The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP);
(iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.




               SCHEDULE OF EXCHANGES OF SECURITIES

The following exchanges, redemptions, repurchases or conversions of a part of this Global Security have been made:
Date of TransactionAmount of Decrease in Principal Amount of this Global SecurityAmount of Increase in Principal Amount of the Global Security


                SCHEDULE OF EXCHANGES OF SECURITIES

     The following exchanges, redemptions, repurchases or conversions of a part of this Global Security have been made:


                               Amount of Decrease in     Amount of Increase in
                              Principal Amount of this   Principal Amount of the
     Date of Transaction           Global Security          Global Security
___________________________   ________________________   _______________________



  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
TRANSFER OF RESTRICTED SECURITIES

               Re: Zero Coupon Convertible Debentures Due June 23, 2020 (the "Securities") of Global Marine Inc.

This certificate relates to $_________ principal amount at maturity of Securities owned in (check applicable box)
( ) book-entry or
( ) definitive form
by ____________________________________ (the "Transferor").

     The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

     In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 102 of the First Supplemental Indenture dated as of June 23, 2000 to the Indenture, dated as of September 1, 1997 (as so amended and supplemented, the "Indenture"), between Global Marine Inc. and Wilmington Trust Company.

     In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

                    (1)  ( )  to the Company; or

                    (2) ( ) pursuant to an effective registration statement under the Securities Act of 1933; or

                    (3) ( ) inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule
               144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

                    (4) ( ) outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule
               904 under the Securities Act of 1933; or

                    (5) ( ) pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; PROVIDED, HOWEVER, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                       ___________________________
                                       Signature

  Signature Guarantee:


  ___________________________________  __________________________
  Signature must be guaranteed         Signature


      TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ___________________________


NOTICE:  To be executed by an
         executive officer